EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 16, 1998 on our audits of the consolidated financial statements of Teradyne, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Annual Report of Teradyne, Inc. on Form 10-K.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 8, 1998